Exhibit 10.19
WAIVER TO EMPLOYMENT, CONFIDENTIALITY, AND NONCOMPETE AGREEMENT
     This Waiver to Employment, Confidentiality, and Noncompete Agreement dated as of December 19, 2006 (this “Waiver”) is made and entered into by and among Ferrell Companies, Inc., a Kansas corporation (“FCI”), Ferrellgas, Inc., a Delaware corporation (“FGI”; FCI and FGI are jointly and severally referred to herein as the “Company” or the “Companies”, as the context so requires), James E. Ferrell (the “Executive”) and Greatbanc Trust Company, as successor Trustee to LaSalle National Bank, not in its corporate capacity, but solely as Trustee of the Ferrell Companies Inc. Employee Stock Ownership Trust (“Trustee” and together with the Companies and the Executive, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Employment Agreement (as defined below).
RECITALS
     1. The Parties entered into that certain Employment, Confidentiality, and Noncompete Agreement dated as of July 17, 1998 (as amended, modified and supplemented, the “Employment Agreement”).
     2. The Employment Agreement provides that the Executive shall not directly or indirectly through another entity induce or attempt to induce any employee of the Companies to leave the employ of the Companies.
     3. The Executive has expressed his desire to cause one or more of his affiliates to enter into employment discussions with, and potentially hire, Mr. M. Kevin Dobbins and Mr. Eugene D. Caresia.
     4. The Parties desire to waive certain provisions of the Employment Agreement as set forth herein.
     Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
WAIVER
     1.1 Waiver to the Employment Agreement. The Parties hereby agree that, notwithstanding the provisions of the “Noncompete; Nonsolicitation” section of the Employment Agreement, the Executive, or his affiliates, shall be permitted to enter into employment discussions with, and hire, Messrs. Dobbins and Caresia.
ARTICLE II
MISCELLANEOUS
     2.1 Headings. The headings used in this Waiver have been inserted for convenience of reference only and do not define or limit the provisions hereof.
     2.2 Counterparts; Facsimile. This Waiver may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.
     2.3 Governing Law. This Waiver shall be governed by and construed in accordance with the Laws of the State of Missouri, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s Law.
[Signature Pages Follow]

     IN WITNESS WHEREOF, this Waiver has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

FERRELL COMPANIES, INC.

By:

Name:
Title:

FERRELLGAS, INC.

By:

Name:
Title:

EXECUTIVE

By:

Name:	James E. Ferrell

TRUSTEE

By:

Name:	, on behalf of Greatbanc Trust Company, as successor Trustee to LaSalle National Bank, solely as Trustee of the Ferrell Companies Inc. Employee Stock Ownership Trust, and not in ’s individual capacity or Greatbanc Trust Company’s corporate capacity.

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